CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of DWS Money Funds on Form N-14 (“Registration Statement”) of our report dated July 26, 2006, relating to the financial statements and financial highlights which appear in the May 31, 2006 Annual Reports to Shareholders of DWS Cash Investment Trust, which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties”. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders” and “Financial Highlights” included in Form N-1A of DWS Cash Investment Trust (formerly Scudder Cash Investment Trust) dated October 1, 2005, which is incorporated by reference into such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

September 21, 2006